UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________

FORM 8-K

CURRENT REPORT
Pursuant to section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2006

BUCKEYE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

DELAWARE	33-60032	62-1518973
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification Number)

1001 Tillman Street, Memphis, Tennessee	38112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 320-8100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. Henry F. (Hank) Frigon has resigned from the Buckeye Technologies Inc. Board of Directors effective November 3, 2006. Mr. Frigon, a private investor, has been a member of the Buckeye Board of Directors since 1996 and is resigning for personal reasons unrelated to his service at Buckeye.

The Company’s Board of Directors has named Director Lewis Holland to succeed Mr. Frigon as a chair of the Company's Audit Committee effective November 3, 2006. Mr. Holland is president of Henry Turley Company, a real estate company specializing in development of urban communities. Prior to joining Henry Turley Company, Mr. Holland was with National Commerce Bancorporation (NCBC), one of the country's 50 largest bank holding companies prior to its merger ultimately with SunTrust. At NCBC he served as vice chairman and chief financial officer and also head of its ancillary businesses including fuel card processing, retirement plan processing, trust and brokerage, until his retirement in 2001. Mr. Holland is a former partner with the accounting firm of Ernst & Young and was in charge of E&Y's Memphis audit staff.

Effective with Mr. Frigon’s resignation, the Board of Directors has amended the Company’s by-laws to reduce the number of directors from ten to nine.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized,

BUCKEYE TECHNOLOGIES INC.

/s/ Steven G. Dean
Steven G. Dean
Vice President and Chief Financial Officer
October 26, 2006